EXHIBIT 21
SUBSIDIARIES
OF
MONEYGRAM INTERNATIONAL, INC.
Blue Dolphin Financial Services N.V. (Belgium)
Blue Dolphin Financial Services (Nederland) B.V. (Netherlands)
Blue Dolphin Financial Services s.r.o. (Czech Republic)
Ferrum Trust (Delaware)
Hematite Trust (Delaware)
MIL Overseas Limited (United Kingdom)
MIL Overseas Nigeria Limited (Nigeria)
MoneyGram France, S.A. (France)
MoneyGram India Private Ltd. (India)
MoneyGram International Holdings Limited (United Kingdom)
MoneyGram International Limited (Jordan)
MoneyGram International Limited (United Kingdom)
MoneyGram International Pte. Ltd (Singapore)
MoneyGram of New York LLC (Delaware)
MoneyGram Overseas (Pty) Limited South Africa (South Africa)
MoneyGram Payment Systems Bulgaria, EOOD (Bulgaria)
MoneyGram Payment Systems Canada, Inc. (Ontario)
MoneyGram Payment Systems, Inc. (Delaware)
MoneyGram Payment Systems Italy S.r.l. (Italy)
MoneyGram Payment Systems Spain, S.A. (Spain)
MoneyGram Payment Systems Worldwide, Inc. (Delaware)
PropertyBridge, Inc. (Delaware)
Travelers Express Co. (P.R.), Inc. (Puerto Rico)
Tsavorite Trust (Delaware)